SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported): August 19, 2002



                   THE BLUEBOOK INTERNATIONAL HOLDING COMPANY
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             (Exact Name of Registrant as Specified in Its Charter)



         DELAWARE                      1-16187                  98-0125787
      (State or Other          (Commission File Number)      (I.R.S. Employee
Jurisdiction of Incorporation)                            Identification Number)


        21098 BAKE PARKWAY, SUITE 100, LAKE FOREST, CALIFORNIA 92630-2163
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          (Address of Principal Executive Offices, Including Zip Code)


                                 (714) 731-3389
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              (Registrant's Telephone Number, Including Area Code)



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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.     OTHER  EVENTS  AND  REGULATION  FD  DISCLOSURE

     Effective as of August 19, 2002, The Bluebook International Holding Company ("we" or the "Company"), designated and sold Series C Convertible Preferred
Stock to Cotelligent, Inc., a Delaware corporation ("Cotelligent"). The material terms of our agreement with Cotelligent are set forth below.

     Cotelligent agreed to purchase 5,316,704 shares of Series C Convertible Preferred Stock at a purchase price of $0.959241 per share, subject to certain conditions. Effective as of August 19, 2002, Cotelligent purchased and the Company issued 3,055,540 shares of Series C Convertible Preferred Stock in return for the following: $997,589.02 cash, $1,430,999.20 forgiveness of accounts receivable for services rendered, and $502,410.98 conversion of a bridge loan from Cotelligent in the principal amount of $500,000, plus interest. Up to an additional 697,427 shares of Series C Convertible Preferred Stock may be issued to Cotelligent upon completion of services to be rendered in accordance with a software development agreement with the Company, at a value of $669,000.80, which receivable shall be forgiven upon issuance of the stock.

     Following our first sale of B.E.S.T.7(TM), Cotelligent is committed to purchase an additional 1,563,736 shares of Series C Convertible Preferred Stock for a total of $1,500,000 cash. In order to complete the investment, our Board of Directors has approved increasing the number of authorized shares of preferred stock from 5,000,000 to 10,000,000. Our Board of Directors has directed our officers to present the proposed increase in authorized shares to the stockholders for approval at the next stockholders meeting.

     Each share of Series C Convertible Preferred Stock may be converted into one share of the Company's common stock, and the holders of the Series C Convertible Preferred Stock are entitled to one vote per share. The rights, privileges and preferences of the Series C Convertible Preferred Stock are set forth in the Certificate of Designation of The Bluebook International Holding Company ~ Series C Convertible Preferred Stock, filed with the Delaware Secretary of State on August 19, 2002, a copy of which is included as an exhibit to this report.

     In connection with the foregoing investment, the Company's major stockholders returned 10,000,000 shares of common stock to treasury, and the Company retired all such 10,000,000 shares. As of August 19, 2002, the Company had 28,733,411 shares of common stock issued and outstanding.

ITEM 7.     FINANCIAL  STATEMENTS  AND  EXHIBITS

(a)  No  financial  statements  are  required  to  be  filed  by  this  item.

(b)  Exhibits

     4.1 Certificate of Designation of The Bluebook International Holding Company ~ Series C Convertible Preferred Stock, filed with the Delaware Secretary of State on August 19, 2002.


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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      THE BLUEBOOK INTERNATIONAL HOLDING COMPANY




Date:  August 21, 2002                By: /s/  Mark A. Josipovich
                                      ------------------------------------------
                                      Mark A. Josipovich, President


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